UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2/A
(Amendment No. 3>/R>)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 TRYX VENTURES CORP.
(Name of small business issuer in its charter)
British Columbia	1000	N/A
State or jurisdiction of incorporation or organization	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
314 - 837 West Hastings Street Vancouver, British Columbia, Canada V6C 3N6 604.642.6410
(Address and telephone number of principal executive offices)
314 - 837 West Hastings Street Vancouver, British Columbia, Canada V6C 3N6 604.642.6410
(Address of principal place of business or intended principal place of business)
Alessandra Bordon, President and CEO Tryx Ventures Corp. 314 - 837 West Hastings Street Vancouver, British Columbia, Canada V6C 3N6 604.642.6410

(Name, address and telephone number of agent for service)

Copy of communications to:

William L. Macdonald, Esq.
Clark, Wilson
Barristers and Solicitors
Suite 800 - 885 West Georgia Street
Vancouver, British Columbia, Canada V6C 3H1
Telephone: 604.687.5700

Approximate date of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered(1)	Dollar Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(3)
Common Stock to be offered by Selling Stockholders	3,004,700	$1.00 (2)	$3,004,700	$243.08
Total Registration Fee				$243.08

(1) An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2) Based on the last sales price on December 27, 2002. The selling security holders will sell their shares of our common stock at a fixed price of $1.00 per share. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. The affiliates of our company will also sell their shares of our common stock at a fixed price of $1.00 per share for the duration of the offering.

(3) Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THE PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY ANY OF THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

Subject to Completion
______________, 2004

Tryx Ventures Corp.
A British Columbia Corporation

3,004,700 Shares of Common Stock of Tryx Ventures Corp.
_________________________________

This prospectus relates to the 3,004,700 shares of common stock of Tryx Ventures Corp., a British Columbia Corporation, which may be resold by selling security holders named in this prospectus. The shares were acquired by the selling shareholders directly from us in private offerings that were exempt from registration under the U.S. securities laws. We have been advised by the selling security holders that they may offer to sell all or a portion of their shares of common stock being offered in this prospectus from time to time. The selling security holders will sell their shares of our common stock at a fixed price of Canadian  $1.00 per share. The affiliates of our company will also sell their shares of our common stock at a price of Canadian  $1.00 per share for the duration of the offering. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. We will not receive any proceeds from the resale of shares of common stock by the selling security holders. However, we have received proceeds from the sale of shares of common stock that are presently outstanding. We will pay for the expenses of this offering.

In connection with any sales, any broker or dealer participating in such sales may be deemed to be an underwriter within the meaning of the Securities Act.

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning on page 6 before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information.

The date of this prospectus is ____________________, 2004.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

SUMMARY

Our Business

We were incorporated on December 23, 1999 under the laws of the Province of British Columbia by registration of our Memorandum and Articles pursuant to the Company Act (British Columbia). Our principal executive office is located at 314 - 837 West Hastings Street, Vancouver, British Columbia, Canada V6C 3N6. The telephone number of our principal executive office is 604.642.6410.

We are a pre-exploration stage resource company. We plan to acquire and explore mineral properties, with our principal focus to be initially on exploration of the properties in which we currently hold an interest.

Number of Shares Being Offered

This prospectus covers the resale by the selling security holders named in this prospectus of up to 3,004,700 shares of our common stock. The offered shares were acquired by the selling security holders in private placement transactions, which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. The selling security holders will sell their shares of our common stock at a fixed price of $1.00 per share. The affiliates of our company will also sell their shares of our common stock at a price of $1.00 per share for the duration of the offering. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

Number of Shares Outstanding

There are 3,004,700 shares of our common stock issued and outstanding as at April 13, 2004. We have no other securities issued.

Estimated Use of Proceeds

We will not receive any of the proceeds from the sale of those shares of common stock being offered for sale by the selling security holders.

Summary of Financial Data

The summarized financial data presented below is derived from and should be read in conjunction with our audited financial statements for the years ended March 31, 2004 , 2003 and 2002, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled "Management's Discussion and Analysis or Plan of Operation" beginning on page 21 of this prospectus. All dollar amounts refer to Canadian dollars.

	For year ended March 31, 2004 	For year ended March 31, 2003 	For year ended March 31, 2002
Revenue	Nil 	Nil	Nil
Net Loss for the Period	($44,429) 	($71,453)	($50,230)
Loss Per Share - basic and diluted	($0.01) 	($0.03)	($0.03)
	As at March 31, 2004 	As at March 31, 2003	As at March 31, 2002
Working Capital Deficiency	($63,553) 	($19,124)	($9,999)
Total Assets	$11,197 	$18,765	$2,740
Total Stockholders' Deficiency	($63,553) 	($19,124)	($9,999)
Deficit	($385,881) 	($341,452)	($269,999)

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating Tryx and its business before purchasing shares of common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.

Risks associated with our business

We have a limited operating history on which to base an evaluation of our business and prospects.

Since we were incorporated on December 23, 1999 and have only recently began the acquisition and exploration of mineral resource properties, we have a limited operating history on which to base an evaluation of our prospects. Our operating activities since our inception have consisted primarily of locating and acquiring the interest in the properties that we currently hold. As a result, we have not earned any revenues to date. We have no way to evaluate the likelihood that we will be able to operate our business successfully or that our properties contain any recoverable reserves. We anticipate that we will incur increased operating costs without realizing any revenues during the period when we are exploring our properties. For the year ending March 31, 2005, we expect to spend $250,000 on the exploration of the properties in which we hold our interests and $72,000 in the operation of our company. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from mining operations and any dispositions of our properties, we will not be able to earn profits or continue operations. At this early stage of our operation, we also expect to face the risks, uncertainties, expenses and difficulties frequently encountered by companies at the start up stage of their business development. We cannot be sure that we will be successful in addressing these risks and uncertainties and our failure to do so could have a materially adverse effect on our financial condition. There is no history upon which to base any assumption as to the likelihood that we will prove successful and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

The fact that we have not earned any revenues since our incorporation raises substantial doubt about our ability to continue as a going concern.

We have not generated any revenues since our incorporation and we will, in all likelihood, continue to incur operating expenses without revenues until our mining properties are fully developed and in commercial production. We had cash in the amount of $10,224 as of March 31, 2004. We estimate our average monthly operating expenses to be approximately $6,000 each month. As a result, we need to generate significant revenues from our operations or acquire financing. We cannot assure that we will be able to successfully explore and develop our mining properties or assure that viable reserves exist on the properties for extraction. These circumstances raise substantial doubt about our ability to continue as a going concern as described in an explanatory paragraph to our independent auditors' report on our financial statements for the year ended March 31, 2004.

We have been unable to fund our operations with internally generated funds because our business has not generated any revenue. Without additional financing, we will need to generate funds internally to fund our operations during the fiscal year ending March 31, 2005 or we will be unable to continue our operations and business.

As of March 31, 2004,  we had cash in the amount of $10,224.  We currently do not have any ore reserves or any operations which generate any income or cash flow. We have not generated any revenues since our incorporation and we have required and will continue to require substantial capital to fund the exploration and development of our mining properties (estimated at $250,000 for the 12 month period ending March 31, 2005). We also anticipate spending at least $72,000 for the operation of our company for the 12 month period ending March 31, 2005. It is unlikely that we will generate any funds internally until we discover commercially viable quantities of ore. If we are unable to generate revenue from our business during the fiscal year ending March 31, 2005, we may be forced to delay, scale back, or eliminate our exploration activities. If any of these actions were to become necessary, we may not be able to continue to explore our properties or operate our business and if either of those events happen, then there is a substantial risk our business would fail.

We have not generated any revenue from our business and we may need to raise additional funds in the near future. If we are not able to obtain future financing when required, we might be forced to discontinue our business.

Because we have not generated any revenue from our business and we cannot anticipate when we will be able to generate revenue from our business, we will need to raise additional funds for the further exploration and future development of our mining claims and to respond to unanticipated requirements or expenses. We anticipate that we will need to raise further financing for the 12 month period ending March 31, 2005 in the approximate amount of $250,000. We do not currently have any arrangements for financing and we can provide no assurance to investors we will be able to find such financing if required. The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. Furthermore, there is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay our future indebtedness or that we will not default on our future debts, jeopardising our business viability. Finally, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct business and explore our properties, which might result in the loss of some or all of your investment in our common stock.

The loss of Maurizio Grande or any of present directors and officers may affect our ability to raise additional capital.

Our previous President and Chief Executive Officer, Maurizio Grande, was instrumental in the development of our fund raising strategy and locating the sources of our capital. Although Mr. Grande resigned from the company in November 2003, he familiarized our current President, Chief Executive Officer, and Director, Alessandra Bordon, as well as our other directors and officers who have previously worked with Mr. Grande when he was involved with our company. Our ability to raise additional capital depends upon the continued service and performance of our directors and officers. We do not have an employment agreement with our directors and officers and there is no assurance that they will continue to manage our affairs in the future.

Our properties are in the pre-exploration stage, are not commercially viable at this time and there is no assurance that commercially viable quantities of ore will be discovered.

Our mineral properties are in the early exploration stage and are not commercially viable at this time. Mineral exploration involves a high degree of risk. There is no assurance that commercially viable quantities of ore will be discovered. There is also no assurance that if found, commercially viable properties will be brought into commercial production. If we are not able to locate sufficient quantities of commercially viable ore and bring our properties into commercial production, we will not be able to continue operations and as a result our shareholders may lose any investment in our company.

There is substantial risk that no commercially exploitable minerals will be found and our business will fail.

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that the minerals claims that we have an option to acquire contains commercially exploitable reserves. Exploration for minerals is a speculative venture necessarily involving substantial risk. The probability of an individual prospect having reserves and being commercially profitable is remote and in all probability, the Niemetz property does not contain any reserves and in such a case the funds we have spent or will spend on exploration of this property will be lost.

We are subject to environmental protection legislation with which we must comply or suffer sanctions from regulatory authorities.

If the results of our geological exploration program indicate commercially exploitable reserves and we decide to pursue commercial production of our mineral claim, we may be subject to an environmental review process under environmental assessment legislation. Compliance with an environmental review process may be costly and may delay commercial production. Furthermore, there is the possibility that we would not be able to proceed with commercial production upon completion of the environmental review process if government authorities do not approve our mine or if the costs of compliance with government regulation adversely affect the commercial viability of the proposed mine.

There may be defects to the title of the mineral claims and as result we could lose our interest in such claims.

We have conducted reasonable investigations of the title to all of the mineral claims that we have an option to acquire from the present owners, Gino Chitaroni, Brian Youngs, and Tom Von Cardinal, and, to the best of our knowledge, titles to all their properties underlying our options are in good standing. This should not be construed as a guarantee of title and there is no guarantee that title to such properties will not be challenged or impugned. The properties may have been acquired in error from parties who did not possess transferable title, may be subject to prior unregistered agreements or transfers and title may be affected by undetected defects or aboriginal, indigenous peoples or native land claims. If there any defects in the title to the properties that we intend to explore, we may be unable to proceed with their development and as a result would have to cease operations or acquire interests in further properties.

If we cannot locate qualified personnel, we may have to suspend or cease operations which will result in the loss your investment.

Our directors and officers have no direct training or experience in metals exploration or mining and as a result, they may not be fully aware of any of the specific requirements related to working within the industry. Their decisions and choices may not take into account standard engineering or managerial approaches that mineral exploration companies commonly use. Consequently, our operations, earnings and ultimate financial success could suffer irreparable harm due to the lack of experience of our management in this industry. As a result, we may have to suspend or cease operations which will result in the loss of your investment.

Risks associated with our common stock

There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

There is currently no active trading market for our common stock and such a market may not develop or be sustained. We currently plan to apply to have our common stock quoted on the National Association of Securities Dealers Inc.'s OTC Bulletin Board upon the effectiveness of this registration statement of which this prospectus forms a part. However, we cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of heir investment. If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of exploration stage companies, which may materially adversely affect the market price of our common stock.

Other risks

Because some of our officers and directors are located in non-U.S. jurisdictions, you may have no effective recourse against the management for misconduct and may not be able to enforce judgement and civil liabilities against our officers, directors, experts and agents.

All of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", or "potential" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" beginning at page 6 that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus because the safe harbor does not apply to forward-looking statements made in connection with an initial public offering.

As used in this prospectus, the terms "we", "us", "our", and "Tryx" mean Tryx Ventures Corp. unless otherwise indicated.


SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission (the "SEC") at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet web site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

THE OFFERING

This prospectus covers the resale by the selling security holders named in this prospectus of up to 3,004,700 shares of common stock which were issued pursuant to private placement offerings made by Tryx pursuant to Regulation S promulgated under the Securities Act.

USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the selling security holders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the respective selling security holders and we will not receive any proceeds from the resale of the common stock by the selling security holders.

DETERMINATION OF OFFERING PRICE

The selling security holders will sell their shares of our common stock at a fixed price of $1.00 per share. The affiliates of our company will also sell their shares of our common stock at a price of $1.00 per share for the duration of the offering. The offering price of $1.00 per share is based on the last sales price of our common stock on December 27, 2002 and does not have any relationship to any established criteria of value, such as book value or earning per share. Additionally, because we have no significant operating history and have not generated any material revenue to date, the price of the common stock is not based on past earnings, nor is the price of the common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

DILUTION

The common stock to be sold by the selling security holders is the 3,004,700 shares of common stock that are currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

SELLING SECURITY HOLDERS

All of the shares of common stock issued are being offered by the selling security holders listed in the table below. We issued the shares of common stock in private placement transactions exempt from registration under the Securities Act pursuant to Regulation S.

The selling security holders may offer and sell, from time to time, any or all of their common stock. Because the selling security holders may offer all or only some portion of the shares of common stock listed in the table, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling security holders upon termination of the offering.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling security holders as of April 13, 2004, and the number of shares of common stock covered by this prospectus. The number of shares in the table represents an estimate of the number of shares of common stock to be offered by the selling security holders.

Other than the relationships described below, none of the selling security holders had or have any material relationship with us. None of the selling security holders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.
Name of Selling Stockholder and Position, Office or Material Relationship (if any) with Tryx	Number of Shares Owned by Selling Stockholder Before Offering	Percent of Total Issued and Outstanding Shares Owned by Selling Stockholder Before Offering	Total Shares Registered	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding
				# of Shares	% of Class
Alessandra Bordon, President, CEO and Director	250,000	8.3%	250,000	Nil	0%
Franco Perrotta, Director	275,000	9.2%	275,000	Nil	0%
Jean J. Plourde	250,000	8.3%	250,000	Nil	0%
11
Massimo Cusano	225,000	7.5%	225,000	Nil	0%
Claudia Cusano	295,000	9.8%	295,000	Nil	0%
Vincenza Eppich	290,000	9.7%	290,000	Nil	0%
Dwight Webb	290,000	9.7%	290,000	Nil	0%
Marcella Cusano	295,000	9.8%	295,000	Nil	0%
Nazarino Matino	260,000	8.7%	260,000	Nil	0%
Richard Eppich	295,000	9.8%	295,000	Nil	0%
Maria Cavak	275,100	9.2%	275,100	Nil	0%
Holly Duncan	100	0.003%	100	Nil	0%
Francis Buys	100	0.003%	100	Nil	0%
Nancy Quinlan	100	0.003%	100	Nil	0%
R.B. Duncan	100	0.003%	100	Nil	0%
Mary Duncan	100	0.003%	100	Nil	0%
Marlene Duncan	100	0.003%	100	Nil	0%
Scott Duncan	100	0.003%	100	Nil	0%
James McPherson	100	0.003%	100	Nil	0%
Janice McPherson	100	0.003%	100	Nil	0%
Mary E. Johnston	500	0.017%	500	Nil	0%
Aaron Keay	100	0.003%	100	Nil	0%
Michael Veinot	100	0.003%	100	Nil	0%
R.D. Scott Simser	100	0.003%	100	Nil	0%
Toni Vodola	100	0.003%	100	Nil	0%
Holly Duncan, ITF Case Buys	100	0.003%	100	Nil	0%
T.A. Walker	100	0.003%	100	Nil	0%
Hugh R. McPherson	100	0.003%	100	Nil	0%
Carol A. McPherson	100	0.003%	100	Nil	0%
Henry Starek	100	0.003%	100	Nil	0%
Sheila Starek	100	0.003%	100	Nil	0%
Janice Morrice	100	0.003%	100	Nil	0%
Bradley Morrice	100	0.003%	100	Nil	0%
12
Darren Starek	100	0.003%	100	Nil	0%
Wendy Clayford	100	0.003%	100	Nil	0%
Nicole Swisher	100	0.003%	100	Nil	0%
Anna Macera	150	0.005%	150	Nil	0%
Kerry Le Gree	100	0.003%	100	Nil	0%
Bill Mitchell	100	0.003%	100	Nil	0%
Gregory Charalambous	300	0.01%	300	Nil	0%
Valerie L. Charalambous	200	0.007%	200	Nil	0%
Tania Charalambous	100	0.003%	100	Nil	0%
Eleonora Grande	150	0.005%	150	Nil	0%
Valentina Grande	100	0.003%	100	Nil	0%
Mariarosa Grande	100	0.003%	100	Nil	0%
Ian Connell	100	0.003%	100	Nil	0%
Pat Connell	100	0.003%	100	Nil	0%
Jonathan Swisher	100	0.003%	100	Nil	0%
Julian Carson	100	0.003%	100	Nil	0%

PLAN OF DISTRIBUTION

The selling security holders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted, in privately negotiated transactions or otherwise. Our common stock is not currently listed on any national exchange or electronic quotation system. Because there is currently no public market for our common stock, the selling security holders will sell their shares of our common stock at a fixed price of $1.00 per share. The affiliates of our company will also sell their shares of our common stock at a price of $1.00 per share for the duration of the offering. The shares of common stock may be sold by the selling security holders by one or more of the following methods, without limitation:

(a) block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

(c) an exchange distribution in accordance with the rules of the exchange;

(d) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

(e) privately negotiated transactions; and

(g) a combination of any aforementioned methods of sale.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

In the event of the transfer by any selling stockholder of his or her shares to any pledgee, donee or other transferee, we will either: (i) amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares; or (ii) if appropriate, file a Rule 424 prospectus supplement disclosing the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or her shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling security holders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling security holders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfil the broker-dealer commitment to the selling security holders if such broker-dealer is unable to sell the shares on behalf of the selling security holders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, the selling security holders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements, under the Securities Act, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any selling stockholder defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed, disclosing, the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling security holders are distribution participants and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Pacific Corporate Trust Company, 10th Floor - 625 Howe Street, Vancouver, British Columbia V6C 3B8.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholders are an adverse party or has a material interest adverse to us.

LEGAL MATTERS

The validity of the shares of common stock offered by the selling security holders was passed upon by the law firm of Clark, Wilson of Vancouver, British Columbia, Canada.

MANAGEMENT

Directors and Executive Officers of Tryx

All directors of our company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. None of our officers are involved in the Company full-time. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Alessandra Bordon	Director, President and Chief Executive Officer	28	Director, President and Chief Executive Officer since November 4, 2003
Franco Perrotta	Director and Chief Financial Officer	34	Director since May 28, 2001, Chief Financial Officer since November 4, 2003
Michael Hu	Director	30	Director since March 7, 2003
15
Jeff Poloni	Director	42	Director since November 4, 2003
Mauro Baessato	Secretary	50	Secretary since May 28, 2001

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director and executive officer, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Alessandra Bordon, Director, President and Chief Executive Officer

Alessandra Bordon is a business person with experience in business development, sales, operations and marketing. Ms. Bordon has worked in corporate, government, software, not-for-profit and academia launching and building new business ventures.

Alessandra Bordon obtained her Bachelor of Arts degree (Communications) from Simon Fraser University in Burnaby, British Columbia in 2000. During her studies, Ms. Bordon completed various contract positions with the following organizations. Ms. Bordon worked with the federal government at Human Resources Development Canada - New Brunswick Region from January to April 1997 where her duties included communication planning, execution and media relations. From May to December 1997, she worked at the Certified General Accountants of British Columbia where her duties included event planning, media relations and internal and external communications work. From May to December 1999, Ms. Bordon worked at Incognito Software where her duties included high-tech marketing communications and niche media relations. From January to April 2000, she worked with FREDA Centre for Research where her duties included media relations which involved training of media spokespeople, crafting media relations programs manuals, press release creation and dissemination, securing and speaking at media interviews.

Ms. Bordon's current employment is with NUVO magazine. She began working for NUVO as the Director of Sales & Marketing in June 2000. Her duties involve business development as she manages and fosters current and new advertising relationships. She also manages the marketing activities of the company which involve designing and executing marketing initiatives to further generate advertising and subscription revenue through events, tradeshows and subscriber initiatives.

In addition to her Bachelor's Degree of Arts (Communications) which she obtained in 1998 from Simon Fraser University, Alessandra Bordon has a Diploma in Music from Vancouver Community College. Ms. Bordon has sung professionally for eight years in various venues. Recently, her musical interests outside her business and employment life are limited to minor charity involvement during her personal time and involves no more than four hours per month during the last five years.

Ms. Bordon had no direct training or experience in minerals exploration or mining prior to joining the Company. Since her appointment as President and Chief Executive Officer, Ms. Bordon has spent approximately 20% of her time working on the affairs of the company.

Franco Perrotta, Director and Chief Financial Officer

Franco Perrotta obtained his Bachelor of Education degree from the University of British Columbia in 1994 and has been employed as an elementary teacher in Langley, BC, Canada since 1998. Mr. Perrotta had no direct training or experience in minerals exploration or mining prior to joining the company. In the past year, Mr. Perrotta has spent approximately 20% of his time working on the affairs of the company.

Michael Hu, Director

Michael Hu has been a director of Tasker Capital Corp., a company whose shares of common stock are quoted for trading on the over-the-counter bulletin board, since February 2, 1999. Mr. Hu is also a businessman in the food and beverage industry. He has been working at Ballyhigh Holdings Ltd. for more than ten years. Ballyhigh Holdings Ltd. is a restaurant operation, management and consultant company. During his time at Ballyhigh Holdings Ltd., it owned the Imperial, the Meridian and the Dynasty restaurants and provided management service for two other restaurants. Mr. Hu's position as beverage manager and his executive responsibilities ranged across new restaurant bar layout planning, wine list design, pricing strategies to management and operations. His extensive operational experience includes both alcohol and non-alcohol beverage sales, purchasing and inventory control. He developed and implemented strategic high-end wine sales initiatives that led to his improvements in sales and gross margins. Additionally, Mr. Hu oversaw staff training and equipment maintenance. Under his leadership, the division increased volume and generated revenues averaging $300,000 a year. Mr. Hu had no direct training or experience in minerals exploration or mining prior to joining the company. Mr. Hu will provide services to us on a part-time basis, as required for our business.

Jeff Poloni, Director

Jeff Poloni has been the President of Avant Garde Signs since 1991. Avant Garde Signs manufactures custom architectural signs and displays. Since 2002, Mr. Poloni has also been a director of Carmax Explorations Ltd., a company that is actively involved in exploration of mineral resources and listed TSX Venture Exchange. From 1980 to 1994, Mr. Poloni was President of Jeffco Holdings, a company which conducted contract exploration work in both North and South America for junior mining companies.

Mauro Baessato, Secretary

Mauro Baessato obtained his Canadian Securities Institute Certificate in 1999 and his Multimedia Certificate from Vancouver Film School in 1996. Mr. Baessato has been our manager since January 2001. Previously, Mr. Baessato was a personal banker (assisting bank customers with mutual funds, residential mortgages, personal loans, and small business accounts) with the Canadian Imperial Bank of Commerce from November 1999 to March 2001; a financial co-ordinator with Vancity Credit Union from September 1998 to November 1999 and an internet consultant with the Italian Chamber of Commerce from August 1997 to August 1998. Prior to joining the company, Mr. Baessato had no direct training or minerals exploration or mining experience. In the past year, Mr. Baessato has spent approximately 40% of his time working on the affairs of the company.

Committees of the Board

We do not have a compensation or audit committee at this time.

Family Relationships

There are no family relationships between any director or executive officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table sets forth, as of April 13, 2004, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Alessandra Bordon, Director, President and CEO 112 - 4238 Albert Street Burnaby, British Columbia V5C 2E8	250,000	8.3%
Franco Perrotta, Director and CFO 3735 Triumph Street Burnaby, British Columbia V5C 1Y5	275,000	9.2%
Jeff Poloni, Director 37 - 2688 Mountain Highway North Vancouver, British Columbia V7J 2H5	Nil	0%
Michael Hu, Director 202 - 930 East 7th Avenue Vancouver, British Columbia V5T 1P6	Nil	0%
Mauro Baessato, Secretary 750 Friar Crescent North Vancouver, British Columbia V5G 1M6	Nil	0%
Jean J. Plourde 1576 Errigal Place West Vancouver, British Columbia V7S 3H1	250,000	8.3%
Massimo Cusano 519 West King North Vancouver, British Columbia	225,000	7.5%
Claudia Cusano 338 Moyne Drive West Vancouver, British Columbia V7S 1J5	295,000	9.8%
Maria Cavak 23 - 6111 Tiffany Boulevard Richmond, British Columbia V7C 4Y7	275,100	9.2%
Vincenza Eppich 11 - 1583 Pemberton Avenue North Vancouver, British Columbia V7P 2F4	290,000	9.7%
Marcella Cusano 519 West King North Vancouver, British Columbia	295,000	9.8%
Nazarino Matino 2740 East Pender Street Vancouver, British Columbia V5K 2B8	260,000	8.7%
Richard Eppich 11 - 1583 Pemberton Avenue North Vancouver, British Columbia V7P 2F4	295,000	9.8%
Directors and Executive Officers as a group	525,000	17.5%

(1) Based on 3,004,700 shares of common stock issued and outstanding as of April 13, 2004. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of Tryx.

DESCRIPTION OF SECURITIES

Our authorized securities consists of 100,000,000 shares of common stock, without par value and 100,000,000 class "A" preferred stock with a par value of $1.00. As of April 13, 2004, there were 3,004,700 shares of common stock issued and outstanding and no class "A" preferred stock issued and outstanding. Each stockholder is entitled to one vote for each share of common stock held or class "A" preferred stock on all matters submitted to a vote of stockholders, including the election of directors. The holders of class "A" preferred stock will be entitled to exchange them for common stock upon terms and conditions agreed to at the time of issuance of the class "A" preferred stock.

Each holder of our common stock is entitled to receive dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. The class "A" preferred stock will rank in priority to all of our other stock, both as to the payment of dividends and return of capital, but will not entitle the holders to participate further in our profits or assets. In the event of liquidation, dissolution or our winding-up, the holders of class "A" preferred stock will be entitled to any unpaid dividends , but no more, before any distribution of any part of our property and assets among the holder of our other stock. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of Tryx, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

Security holders do not have pre-emptive rights to subscribe for additional shares of common stock if issued by us. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

We engaged Morgan & Company, chartered accountants, to audit our financial statements for the years ended March 31, 2002, 2003 and 2004. There has been no change in the accountants and no disagreements with Morgan & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

EXPERTS

Our financial statements for the years ended March 31, 2002, 2003 and 2004 included in this prospectus and registration statement have been audited by Morgan & Company, independent chartered accountants, as set forth in their report accompanying the financial statements (which contains an explanatory paragraph regarding Tryx's ability to continue as a going concern) and are included in reliance upon the report, given on the authority of the firm, as experts in accounting and auditing.

DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under our Articles, subject to the Company Act (British Columbia), and subject to court approval in some circumstances:

  we may indemnify every current or former director, secretary or assistant secretary of our company against all reasonable losses and expenses properly incurred by reason of his having served our company in such capacity; and
  we may purchase and maintain insurance for the benefit of any person who is or was serving as a director, officer, employee or agent of our company or of any corporation of which we are a shareholder, against any liability which may by incurred by him in that capacity.

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

DESCRIPTION OF BUSINESS

Business Development During Last Three Years

General Overview

We are a start-up company and have not yet generated or realized any revenues from our business operations. The mineral properties that we have an option to acquire (from the present owners, Gino Chitaroni, Brian Youngs, and Tom Von Cardinal), are in the pre-exploration stage and are not commercially viable at this time. The properties require further exploration before we are able to ascertain whether commercially viable quantities of ore exist on these properties. There is no assurance that a commercially viable mineral deposit exists on any of these properties.

Corporate History

We were incorporated on December 23, 1999 under the laws of the Province of British Columbia by registration of our Memorandum and Articles pursuant to the Company Act (British Columbia). Our principal executive office is located at 314 - 837 West Hastings Street, Vancouver, British Columbia, Canada V6C 3N6. The telephone number of our principal executive office is 604-642-6410. We do not have any subsidiaries, nor are we planning to acquire any subsidiaries.

Our Current Business

We are a resource company engaged in the acquisition, exploration, development and exploitation of mineral properties. Our main focus has been the identification and potential development of mineral properties that contain economically recoverable reserves, which has resulted in the acquisition of our interest in the properties disclosed herein. For the material terms of our interest in the properties, see the section entitled "Description of Property - Description of our Claims on the Niemetz Property" on page 26. The properties in which we currently hold an interest are located in the Province of Ontario, Canada.

Competition

The gold mining industry is highly fragmented. We are competing with many other exploration companies looking for gold and silver. We are among the smallest exploration companies in existence and are an infinitely small participant in the gold mining business which is the foundation of the founding and early stage development of the mining industry. While we generally compete with other exploration companies, there is no competition for the exploration or removal of minerals from our property.

Marketing

Readily available gold and silver markets exist in Canada and around the world for the sale of gold and silver. Therefore, we will likely be able to sell any gold and silver that we are able to recover.

Research and Development

Our business plan is focused on a strategy for maximizing the long-term exploration and development of our resource properties in Ontario. To date, execution of our business plan has largely focused on acquiring our interest in the properties from which to establish a going forward exploration and development plan.

Government Regulations

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the Province of Ontario, and in Canada generally. Under these laws, prior to production, we have the right to explore the property. In addition, production of minerals in the Province of Ontario will require prior approval of applicable governmental regulatory agencies. We can provide no assurance to investors that such approvals will be obtained. The cost and delay involved in attempting to obtain such approvals cannot be known at this time.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work programs. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment.

Employees

Initially, we intend to use the services of subcontractors for manual labour exploration work on our properties and Mr. John Poloni, a geological consultant, to manage the exploration program as outlined in his Report. John Poloni is related to our director, Jeff Poloni.

At present, we have no employees, other than our officers and directors, none of whom have employment agreements with us. Our President and Chief Executive Officer, our Chief Financial Officers and our Secretary will each devote approximately 20% of their time to the affairs of the company. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future.

We intend to hire geologists, engineers and excavation subcontractors on an as needed basis. We have not entered into negotiations or contracts with any of them although it is our intention to retain Mr. Poloni as senior geological consultant.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Since we have not generated revenue and are only a pre-exploration stage company, in their report on the annual consolidated financial statements for the year ended March 31, 2004, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our consolidated financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our deficit is $385,881 as of the year ended on March 31, 2004. The discussion below provides an overview of our operations and discusses our plan of operation.

The following discussion should be read in conjunction with our financial statements and the related notes that appear elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in the section entitled "Risk Factors" beginning on page 6 of this prospectus.

General

From the date of our incorporation on December 23, 1999 to now, we have been a start up company that has not generated any revenues. Our operating activities during this period consist primarily of acquiring our resource property.

Our financial statements are stated in Canadian dollars and are prepared in conformity with generally accepted accounting principles of Canada, with a reconciliation to generally accepted accounting principles of the United States of America. Our operating expenses are classified into five categories:

  professional fees, which consists primarily of legal fees and accounting and auditing fees for the year end audit. The amount incurred by our company during the year ended March 31, 2002 was $11,165, for the year ended March 31, 2003 was $36,341 and for the year ended March 31, 2004 was $26,186;
  regulatory and transfer agent fees, which consist primarily of charges by our transfer agent. The amount incurred by our company during the year ended March 31, 2002 was $Nil, for the year ended March 31, 2003 was $18,221 and for the year ended March 31, 2004 was $561;
  management fees, which consist primarily of fees paid by us for managing and organizing the company. The amount incurred by our company during the year ended March 31, 2002 was $30,000, for the year ended March 31, 2003 was $7,000 and for the year ended March 31, 2004 was $Nil; and
  operating expenses, which consist primarily of the expenses incurred for rent and other administrative expenses. The amount incurred by our company during the period from year ended March 31, 2002 was $9,073, for the year ended March 31, 2003 was $9,891 and for the year ended March 31, 2004 was $9,946.
  exploration expenditures, which consisted of expenses incurred for the exploration and surveying of the Niemetz property claims. The amount incurred by our company to date for such expenses has been $172,230.

Plan of Operation

In our management's opinion, we plan to achieve the following events or milestones by the end of calendar year 2004, as a result of exploratory surveys there were required to test the economic mineral potential of the Niemetz property.

The anticipated activities of the company in the next 12 months are as follows:

Start Date	Material Activity	Approximate Time Required
July 2004	Survey grid re-establishment	Four weeks
August 2004	Gradient realsection TDIP survey fill-in	Four weeks
September 2004	Power stripping and washing Rock sampling and assaying Detailed geological mapping	Eight weeks
November 2004	Diamond drill testing	Eight weeks
January 2005	Report and engineering	Six weeks
March 2005	Evaluation	Ten weeks

The surveys included power stripping and washing, survey control, additional fill-in Induced Polarization, road access and diamond drilling.

We believe that the property is of sufficient merit to justify the following program of further detailed exploration.

Program	Cost
General and Administrative Expenses	$72,000
Drilling Costs	$124,000
Surveying Costs	$21,000
Rock Sampling and Assays	$4,000
Contingencies	$29,000
Total	$250,000

We estimate that the above work will require approximately 7 to 12 months for completion. There are no other substantial exploration anticipated beyond that which the company has set out in the above table. Additional exploration will only be undertaken on obtaining positive results in Phase I surveys and the cost of such additional work will depend on the analysis of the completed preliminary work. Any additional work beyond the program set out in the table above would entail significant additional costs and the Company has no funding at this time to cover such costs.

Based upon our cash on hand of $10,224, we anticipate that we will require a further $240,000 to complete the above work. The Company has sufficient cash on hand to operate for the next two months. The Company plans to raise additional capital to meet the work program funding requirements through an equity offering under Regulation S in which the proposed offering and sale would be made outside the United States in an offshore transaction with no directed selling efforts made in the United States.  Under the terms of the property option agreement with the vendors of the Niemetz property, we are required to spend $120,000 on the exploration of the Niemetz property before February 15, 2005, which the above work program will satisfy.

We expect to be able to make a determination during the next 12 months as to whether to continue exploration of the Niemetz property. The directors of the company with the input of its officers and professional advisors will make the assessment whether it is in the best interests of the company to continue exploration. If the directors decide not to continue exploration, the company will search for other acquisitions for exploration of mineral resource properties or cease operations.

As at March 31, 2004 we had $74,750 in current liabilities. Our financial statements report a loss of $71,453 for the year ended March 31, 2003 compared to a loss of $50,230 for the year ended March 31, 2002.

We have suffered recurring losses. The continuation of our company as a going concern is dependent upon our company attaining and maintaining profitable operations and raising additional capital. Management's plans in this regard is to raise additional capital through an equity offering. The financial statements do not include any adjustment relating to the recovery and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should our company discontinue operations.

Due to the uncertainty of our ability to meet our current operating expenses and the capital expenses noted above, in their report on the annual financial statements for the year ended March 31, 2004, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our consolidated financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

There is substantial doubt about our ability to continue as a going concern as the continuation of our business is dependent upon obtaining further financing, a successful program of acquisition and exploration, and, finally, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. We intend to pursue various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations.

Purchase or Sale of Equipment

We do not anticipate that we will expend any significant amount on equipment for our present or future operations.

Research and Development

Our business plan is focused on a strategy for maximizing the long-term exploration and development of our resource properties in Ontario. To date, execution of our business plan has largely focused on acquiring our interest in the properties from which to establish a going forward exploration and development plan.

Personnel

As of January 22, 2004, our Chief Executive Officer, Alessandra Bordon, our Chief Financial Officer, Franco Perrotta, our director, Jeff Poloni and our Secretary, Mauro Baessato, are the only employees of our company. They handle all of the responsibilities in the area of corporate administration, business development and research. In the 12 months ending March 31, 2004 we do not plan to expand our total number of permanent employees.

DESCRIPTION OF PROPERTY

Our principal business is the acquisition and exploration of mineral resource properties. We commenced operations in 1999, the year of our incorporation. We are currently involved in the exploration of our Niemetz property situated in Briggs Township, Temagami, Ontario. The Niemetz property consists of 33 units covering 1,300 acres in a group of 12 unpatented mining claims situated in the southwest corner of Briggs Township in the Sudbury Mining Division of Ontario.

Mineral Claims in the Province of Ontario

In the Province of Ontario, there are two types of mineral claims: patented and unpatented. Patented claims are fee simple and need not have exploration conducted on them to keep them in good standing. Unpatented mineral claims have a life of two years and to extend the life of the claim, certified exploration assessment work must be performed on at least part of the claim and be filed with the Ontario Provincial Mining Recorder before the expiry date of the mineral claim. If more work is conducted than required, the extra assessment value may be banked as credits and the claim holder is allowed to use these credits on contiguous claims or the same claim in lieu of new work. Once five years of total assessment work has been completed and the claim holder plans to enter into mineral extractive development and production, the claim holder may bring the claim up to leasehold status at which time a legal survey is conducted and submitted along with the appropriate leasehold fees, eliminating the need to perform and submit assessment work.

An unpatented mineral claim is owned by the claim holder and, in turn, the optionee if the claim holder sells that right to the optionee. With an option agreement, the claims remain with the claim holder until all of the conditions of the option agreement have been satisfied, at which time the claims are transferred to the optionee less any pre-negotiated royalty.

Gino Chitaroni, Brian Youngs and Tom Von Cardinal own the Niemetz property mineral claims and have optioned the claims to the Company who is obligated to complete the appropriate work and satisfy the conditions of the option agreement. If the Company satisfies all of the terms and conditions of the option agreement, then the Company will own the claims 100% less the negotiated royalty. The royalty is only exerciseable if the claim is brought into production.

The land and mineral rights are owned by the Ontario provincial government until such time the claim holder and its assigns bring the claim to leasehold or patent status to exploit the production of a metal or mineral from the claim. Until then, the claim holder and its assigns are only granted the exclusive right to explore for the metal or mineral on the land staked or covered by the claim.

Niemetz Property, Briggs Township, Temagami, Ontario

Our sole interest is in the Niemetz property described herein, situated in Briggs Township, Temagami, in the Province of Ontario. This property is currently without a known body of commercial ore. We intend to engage in gold exploration on this property.

We have obtained a report on our Niemetz property, prepared by John R. Poloni , B.Sc., P. Eng., dated June 22, 2001 (the "Niemetz Property Report"). Mr. Poloni is a geologist providing consulting services to the mining industry.

The following map shows the general location of the Niemetz Property near Temagami, Ontario.

Property Description, Location and Accessibility for the Niemetz Property

The Niemetz property consists of 33 units covering 1,300 acres in a group of 12 unpatented mining claims situated in the southwest corner of Briggs Township in the Sudbury Mining Division of the Province of Ontario, at 46 degrees, 58 minutes North Latitude and 79 degrees, 57 minutes West Longitude.

The property is accessed from Highway 11, via the Lake Temagami Access Road, six kilometers south of the town of Temagami. The towns of Cobalt and Temagami are situated approximately 50 kilometers north and 16 kilometers northeast of the claims, respectively. The entire property is located north of the Lake Temagami Access Road.

The following map shows the location of and access to the Niemetz Property.

Description of our Claims on the Niemetz Property

The mineral claims in which we have an interest are owned by Gino Chitaroni, Brian Youngs, and Tom Von Cardinal (collectively, the "Vendors"). Pursuant to an option agreement dated February 15, 2000, as amended by amending agreements dated February 15, 2002, July 25, 2003 and February 15, 2004,  the Vendors granted to the company an option entitling the company to acquire an undivided 100% interest in the mineral claims set out in the table below. Subsequent to the option agreement, the Vendors have completed sufficient exploration assessment work on the mineral claims so as to extend the expiry dates set out in the option agreement to those set out in the following table.

Township	Claim No.	No. of Units	Expiry Date
Briggs	S1230613	3	October 16, 2004
Briggs	S1230653	2	November 9, 2004
Briggs	S1230655	3	December 2, 2004
Briggs	S1230656	1	December 2, 2004
Briggs	S1230657	7	December 2, 2004
Briggs	S1230658	3	December 16, 2004
Briggs	S1230660	1	December 2, 2004
Briggs	S1230661	1	November 19, 2004
Briggs	S1230671	6	November 12, 2004
Briggs	S1197570	1	November 19, 2004
Briggs	S1229493	4	October 19, 2004
Briggs	S1240178	1	February 16, 2005

In order to exercise the option, we will be required to:

(a) make the following cash payments to the Vendors:

(i) $10,000 upon the execution of the option agreement (which has been paid);

(ii) an additional $7,500 on or before the day which is thirty days from the day the common shares of the company are listed or quoted for trading on a recognized stock exchange, electronic trading facility or automated dealer quotation system, with a further $7,500 on or before the day which is 13 months from the day the common shares of the company are listed or quoted for trading on a recognized stock exchange, electronic trading facility or automated dealer quotation system;

(iii) an additional $15,000 on or before the day which is 12 months from the date the second payment required under (ii) above is made; and

(iv) an additional $20,000 on or before the day which is 12 months from the date the payment required under (iii) above is made; and

(b) spend not less than the following amounts on exploration and development work on the Niemetz property:

(i) $100,000 on or before February 15, 2001 (which has been expended); and

(ii) an additional $120,000 on or before February 15, 2005.

When and if we earn an undivided 100% interest in the Niemetz property, the Vendors will retain a 3% net smelter return royalty in respect of any proceeds received from the sale of ores, concentrates or minerals produced from the property, after deducting transportation, smelting, refining, marketing and insurance costs, subject to our right to purchase, at any time, the following portions of the royalty:

(a) one-sixth of the royalty for the sum of $500,000;

(b) an additional one-sixth of the royalty for the sum of $500,000;

(c) an additional one-sixth of the royalty for the sum of $500,000; and

(d) an additional one-sixth of the royalty for the sum of $500,000.

The option agreement also provides that John Poloni will be the operator for all exploration and development work that we may carry out on the Niemetz property.

History of Exploration and Operations

Mr. C.J. Niemetz held claims in southwestern Briggs Township in 1941. In 1951, Niemetz had fifteen claims in the area. Six diamond drill holes totaling 821 feet were completed at that time. These holes intersected the pyritic zone at the base of the diorite sill. The location of these holes is approximately 1.5 kilometers west of Claim 1230613 on the peninsula west of Amphibolite Bay.

In 1965, Nickel Rim Mines optioned the Niemetz property and reportedly discovered gold in an area between Amphibolite Bay and Snowshoe Lake. Gold was believed to be associated with magnetite and a magnetic survey was completed over a portion of the property indicating an anomaly 600 meters by 2,000 meters in size. The location of this work was undertaken on the present Claim 1165373.

During the period August 6, 1974 to September 30, 1974 and June 12, 1975 to June 18, 1975 eight drill holes were completed by Mr. H. Niemetz on the copper/gold bearing showing on Claim 398724 for a total footage of 729 feet.

In 1974, Mr. H. Niemetz completed eight shallow diamond drill holes on the Niemetz showing with the initial hole averaging 0.24% copper and 0.05 gold ounces/ton for 34.8 feet. Rock chip samples collected by Mr. Poloni from this showing assayed 0.231 gold ounces/ton, 0.27% copper for 12.0 feet and 0.033 gold ounces/ton, 0.13% copper for 3.0 feet.

No exploration work was conducted on the property from 1974 until September 1996 when the Temagami Land Caution (a native land claim action) was in effect. After the caution was lifted the property was enlarged and prospecting, rock and chip sampling was undertaken by one of the Vendors.

During the fall of 1999, some limited prospecting and geophysics was undertaken on the property. Prospecting, rock sampling, a magnetometer survey, an EM survey and resistivity survey were completed covering 18.1 kilometers. The report was prepared by Meegwich Consultants (geophysical) and Blackstone Development Inc. (Gino Chitaroni, a Vendor of the mineral claims, is the geologist and President of Blackstone Development Inc.). One large magnetic anomaly and four isolated smaller anomalies are indicated. Eleven E-16 conductors are inferred by Meegwich Consultants Inc. All conductors are weak/poor in length and intensity, except for conductor DBE that may be a single conductor of 800 meters in length. The results of the program were positive and additional surveys were recommended. These recommendations were considered by the company as part of further evaluation on the property.

Recent Exploration of the Niemetz Property.

We requested that John Poloni undertake a review of historical exploration and to conduct and supervise work programs completed in 2000. Property visits were made by Mr. Poloni during the periods March 29 to 31, May 22 to 28, June 17 to 23 and September 16 to 22, 2000.

The purpose of the Niemetz Property Report was to describe the exploration undertaken in 2000, consisting of line cutting, a magnetometer survey, a horizontal loop geophysical survey, sampling and geology, and a gradient TDIP survey. Contract surveys were undertaken by Meegwich Consultants Inc. (survey grid, magnetometer, horizontal loop EM), Blackstone Development Inc. (prospecting and geology) and Quantec GeoScience Inc. (gradient TDIP survey). The objectives of these surveys were to define resistivity and chargeability signatures with or without magnetic response which could be associated with precious or base metal mineralization. The property has limited outcrop exposure because of the presence of glacial deposits, but the soil cover is believed to be relatively thin.

Two rock chip samples taken by Mr. Poloni from the Snowshoe Lake occurrence assayed 0.125 gold ounces/ton, 1.29% copper and 0.151 gold ounces/ton, 1.24% copper for 7.0 feet and 8.0 feet, respectively.

Magnetic high anomalies are defined in the areas of both the Niemetz and the Snowshoe Lake mineral occurrences and elsewhere on the property. Weak horizontal loop conductors, ten in number, have been defined, but their nature would tend to indicate that no near surface massive sulphide body of significant size has been outlined; however, the presence of stringer and disseminated mineralization should not be discounted as these do not respond well with horizontal loop methods.

The gradient realsection TDIP/resistivity survey has defined at least three high priority targets and ten second priority targets that require follow-up surveys and diamond drilling. Both the Niemetz and Snowshoe Lake showings warrant follow-up drill testing because of significant nearby induced polarity anomalies.

Geological Setting and Mineralization

Early Precambrian (Archean) metavolcanic-metasedimentary northeast trending rocks are the principal geological feature of the Northeast Temagami area in which the Niemetz property is located. This belt averages about 13 kilometers wide and 29 kilometers long with the dominant structure being a northeast trending syncline called the Tetapaga Syncline that has been modified by the emplacement of granitic rocks. The metavolcanic and metasedimentary units are composed of a differential suite of volcanic rocks and clastic chemically precipitated sedimentary rocks. The greenstone belt has been intruded by three separate granitoid intrusion, the Strathy-Chambers and Spawning Lake Batholiths and the Iceland Lake Pluton, in part covered by the Niemetz property.

The metasedimentary and metavolcanic rocks along the southern limb of the Tetapaga Syncline consist of massive to pillowed iron-rich theolitic basalts in the lowest unit, and intermediate to felsic effusive and fragmental rocks with banded iron formation within the central unit. This whole sequence is underlain by sedimentary rocks and is bounded by iron rich basalts to the north and the Iceland Lake Pluton to the south.

The most prominent structural feature of the Northeast Temagami area is an east-northeast trending syncline within the Archean metavolcanic-metasedimentary belt. The syncline has a pronounced marked asymmetry of the axis with respect to the iron formation units that are the main marker horizon. To the north, the axis lies within 300 meters of the iron formation while to the south it lies about 3,000 metres from the iron formation. The dominant fracture directions are north-northeast, northwest and northeast. North trending fractures are indicated by the occurrence of altered gabbro dikes while an extensive northwest striking fracture system is indicate by diabase dikes, altered gabbro dikes, as well as topographic lineaments as indicated by drainage systems.

Deposit Types and Mineralization

The target models for the Niemetz Property are defined as Temagami-type copper, silver, gold bearing shear hosted disseminated to stringer sulphides which are characterized by magnetic highs associated with intrusive porphyries and also magmatic copper-nickel-cobalt (and platinum group elements) deposits related to mafic and ultramafic intrusions such as at the Temagami (Teck) Copperfields Mine and the Diadem deposits. The Temagami Greenstone Belt is the host for numerous precious metal and base metal deposits and occurrences as well as large banded iron formation deposits.

A pyritic zone occurs along the footwall of the Temagami Island gabbro. The zones with a thickness of a few inches to several tens of feet occurs consistently, as massive pyrite, irregular dissemination, veins and stringers of pyrite, nickel-bearing pyrite with minor amounts of millerite and abundant chalcopyrite. The host rocks are intensely fractured and brecciated with dense rhyolite less altered than the mafic rocks.

The Niemetz showing is poorly exposed, covering a small outcrop area of pale green sheared volcanics which are slightly magnetic, containing blebs and seams of epidote with chalcopyrite occurring as fracture fillings, thin bands and seams of a stringer nature. During 1974 and 1975, a total of eight shallow drill holes were completed by Mr. H. Niemetz for a total footage of 729 feet. Drill hole 1 averaged 0.24% copper and 0.05 gold ounces/ton for 34.8 feet. In this interval two sections returned values of 1.0 feet at 0.65% copper and 0.12 gold ounces/ton and 6.3 feet at 0.76% copper and 0.19 gold ounces/ton. Sludge samples in holes 1A and 1B from this immediate area assayed 0.358 gold ounces/ton for 1.5 feet and 0.296 gold ounces/ton for 3.0 feet.

The second mineral showing was discovered near Snowshoe Lake. The showing is described as consisting mainly as patches of malachite and chalcopyrite associated with inclusions of metavolcanics in epidotized sheared quartz diorite. Both mineral occurrences are described and have been sampled by Mr. Poloni.

During April and May 2000, a survey grid was established over the claims by a field crew organized by Meegwich Consultants Inc. of Temagami, Ontario. This grid revitalized and expanded the 18.1 kilometers of survey lines undertaken as part of the 1999 survey work. A total 39.2 kilometers of new line cutting was completed. Four kilometers of base line at an azimuth of zero degrees were undertaken. Grid lines were cut at 100 meters spacing except over the areas of the two known mineral occurrences where the spacing was at 50 meters. Survey station for geophysical programs were established at 12.5 meter spacings. A magnetometer survey was completed by Meegwich Consultants Inc. over the survey grid during April and May 2000, covering a total of 39.2 kilometers. Readings were taken at 12.5 meter stations with a total of 3,100 readings being completed. Several isolated magnetic highs occur over the southern part of the claims with special interest to areas near where three sulphide occurrences are known. The main showing area on L950W, 950S has high magnetics where an assay of 13.0 gold grams/ton was obtained previously. Immediately north of the base line, a 50 meter wide linear feature, 800 meters long, crosses the survey grid. This feature is probably a mafic dike, which could also indicate a zone of weakness or fault. Further north in the vicinity of TL 850N and again in the area of TL 1450N, 1650N, 1850N magnetic highs may be caused by the presence of Temagami Island diorite.

Meegwich Consultants Inc. also undertook a horizontal loop EM survey over the property during April and May 2000. A total of 36 kilometers of survey was completed with 1,400 readings being taken for each of the three frequencies along lines 100 meters and 150 meters apart and survey stations at 25 meters.

Prospecting - Rock Sampling

As a result of work done in 1999, geophysical surveys over a part of the claims and rock sampling of the mineral occurrences were completed. This work was not funded by us, but is considered as valuable information leading to the surveys which we have undertaken. Six rock chip samples were collected by Blackstone Development Inc., with three samples from the main Niemetz showing and three from the Sturdy Mines (Snowshoe Lake) showing. Gold assays for the Niemetz showing were 13.54, 1.50, and 0.03 gold grams/ton, and for the Snowshoe Lake showing 4.63, 6.06 and 2.45 gold grams/ton. The highest copper assay was obtained from the Snowshoe Lake occurrence at 1.28%.

During May 2000, four samples from the Snowshoe Lake occurrence and the Niemetz showing were collected by Mr. Poloni. These are described in the tables below.

Snowshoe Lake Occurrence: Malachite and Chalcopyrite mineralization occurs within sheared granodiorite/altered gabbro with the showing exposed for 15 feet along the north side of a trough which appears to be a strong fault feature. Selected sample chip assay data is as follows:

Sample No.	Width (ft)	Gold (oz/t)	Silver (ppm)	Copper (%)	Lead (ppm)	Zinc(ppm)
TX 1	7.0	0.125	17.1	1.29	<2	83
TX 2	8.0	0.151	10.1	1.27	<2	107

Niemetz Showing: Chalcopyrite and Malachite occurs within a sheared volcanic as fracture filling, thin bands, and seams of stringer nature. Selected sample chip assay data is as follows:

Sample No.	Width (ft)	Gold (oz/t)	Silver (ppm)	Copper (%)	Lead (ppm)	Zinc (ppm)
TX 3	12.0	0.231	3.0	2728	<2	160
TX 4	3.0	0.033	1.2	1344	<2	81

Gradient Realsection TDIP Resistivity Survey

A gradient realsection time domain induced polarization survey was completed over sections of the property by Quantec GeoScience Inc. during the period July 31 to August 17, 2000, and reported on in October 2000. The objective of the survey was initially to define and delineate: Temagami-type copper, silver, gold bearing shear hosted disseminated to stringer sulphides with emphasis on magnetic highs associated with intrusive porphyries; and also magmatic copper-nickel-cobalt (and platinum group elements) deposits related to mafic to ultramafic intrusions such as the Temagami Copper Mine and Diadem deposits located 4 kilometers to the west and 10 kilometers to the east, respectively.

The gradient realsection induced polarization/resistivity surveys were successful in defining chargeability and resistivity signatures, which have the potential of containing massive stringer shear hosted pyrite/chalcopyrite/gold mineralization associated with porphyries and also polymetallic Temagami copper/diadem style platinum group elements bearing magmatic deposits. Follow up exploratory surveys including fill-in gradient realsection over the remaining parts of the property untested, geochemical surveys either soil or vegetation, trenching and power washing, and diamond drill testing of the known showings and geophysical anomalies are necessary to further test the property.

Sampling Method and Approach

Mineralized showings sampled by Mr. Poloni were analyzed by Bondar Clegg Laboratories in North Vancouver, BC using standard analytical methods.

Mineral Resource and Mineral Reserve Estimates

No mineral resource or mineral reserves are presently known on the Niemetz property.

Interpretation and Conclusions

Two documented mineral occurrences are known on the claims Niemetz-48 and Snowshoe Lake-49. Historical exploratory examinations have included geology, rock sampling and a limited amount of drill testing with significant copper and gold assays being obtained. Rock samples of the showings collected by Blackstone Development Inc., contained gold assay for the Niemetz showing of 13.54, 1.50 and 0.03 grams/ton and for the Snowshoe Lake showing of 4.63, 6.06 and 2.45 grams/ton. Samples collected by Mr. Poloni as chip type returned as

0.125, 0.151, 0.231 and 0.033 gold ounces/ton for 7.0, 8.0, 12.0 and 3.0 feet, respectively, for the Snowshoe Lake and Niemetz showings.

Recent examinations, utilizing geophysical surveys of magnetometer, VLF-EM, and gradient realsection TDIP, accompanied by geological reconnaissance and rock sampling have enhanced the economic mineral potential of the property. Magnetic high anomalies are defined in areas of both the Niemetz and Snowshoe Lake showings, and bullseye targets elsewhere, may indicate potential diamond bearing Kimberlite within the Lake Temiskaming Rift Valley System.

Three high priority targets and ten second priority targets have been defined by the gradient realsection TDIP/resistivity survey which require follow-up exploration including drill testing.

Exploratory survey completed as based on a target model of Temagami-type shear hosted gold-copper bearing disseminated to massive stringer sulphides as well as magmatic platinum group elements bearing copper-nickel-cobalt sulphide mineralization appears to justify further development.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as listed below, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

The promoters of our company are Alessandra Bordon, Director, President and Chief Executive Officer; Franco Perrotta, Director and Chief Financial Officer; Michael Hu, Director; and Jeff Poloni, Director of our company. There is nothing of value received or to be received by these promoters, directly or indirectly, from the company nor are there any assets, services or other consideration received or to be received by the company from the promoters, other than as set out under "Executive Compensation".

On May 28, 2001, we issued 123,000 shares of our common stock at a value of $0.25 per share, and 375,000 shares of our common stock at a value of $0.01 per share to Mauro Baessato, our Secretary (and CFO at the time) in a private placement transaction. At the time of his resignation as our CFO on February 20, 2002, Mr. Baessato transferred all of the shares held by him as follows: 250,000 shares to Maurizio Grande, 175,000 shares to Franco Perrotta, and 123,000 shares to Stuart McPherson.

On May 28, 2001, we issued 375,000 shares of our common stock at $0.01 per share to Michael Mews, one of our directors and officers at the time, in a private placement transaction.

On November 4, 2003, with the resignation of Maurizio Grande as President and Chief Financial Officer, Mr. Grande transferred 250,000 shares of our common stock, representing all of his shareholding in our company, to his replacement, Alessandra Bordon. Due to the resignation of Mr. Grande, other shareholders also transferred shares pursuant to an exemption of the Securities Act on November 4, 2003 as follows: Stuart McPherson transferred 60,000 shares to Claudia Cusano, 60,000 shares to Marcella Cusano and 190,000 to Dwight Webb; Nuvo Magazine transferred 275,000 shares to Maria Cavak and 60,000 shares to Nazarino Matino; Pasco Pacific transferred 200,000 shares to Nazarino Matino; Elvira Stinghi transferred 290,000 shares to Vincenza Eppich; and Paolo Stinghi transferred 295,000 to Richard Eppich. There is no relationship, agreement or understanding, direct or indirect, between the transferors of the common stock and the transferees except as disclosed in this prospectus.

MARKET FOR OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Currently there is no established public trading market for our common stock. We do not have any common stock subject to outstanding options or warrants and there are no securities outstanding that are convertible into our common stock. We are registering 3,004,700 shares of our common stock under the Securities Act for sale by the selling securities holders named in this prospectus. There are currently 51 holders of record of our common stock. A total of 895,000 shares of our common stock will be available for resale to the public after November 4, 2004, in accordance with the volume, trading and manner of sale limitations of Rule 144 under the Securities Act. A total of 2,109,700 shares of our common stock are currently available for resale to the public, in accordance with the volume, trading and manner of sale limitations of Rule 144 under the Securities Act.

We have not declared any dividends on our common stock since the inception of our company. There is no restriction in our Memorandum and Articles of Incorporation that will limit our ability to pay dividends on our common stock. However, we do not anticipate declaring and paying dividends to our shareholders in the near future.

Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". "Penny stock" is defined to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If we establish a trading market for our common stock, our common stock will most likely be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors." The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standarized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.

DIVIDEND POLICY

We have not declared or paid any cash dividends since inception. We intend to retain future earnings, if any, for use in the operation and expansion of our business and do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our common stock, we intend to retain future earnings for use in our operations and the expansion of our business.

EXECUTIVE COMPENSATION

The following table summarizes the compensation awarded to, earned by, or paid to our President and Chief Executive Officer and other officers and directors who received annual compensation in excess of $100,000 during the years ended March 31, 2002, 2003 and 2004.

Summary Compensation Table
		Annual Compensation			Long Term Compensation(1)	Pay-outs
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- sation(2)	Securities Under Options/ SAR's Granted	Restricted Shares or Restricted Share Units	LTIP Pay- outs	All Other Compen- sation
Alessandra Bordon (1) President & CEO	2004 2003	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Maurizio Grande (2) President & CEO	2003 2002<R/>	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Michael F. K. Mews (2) President & CEO	2002	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1) Mr. Maurizio Grande resigned as our President and Chief Executive Officer and Ms. Alessandra Bordon was appointed as President and Chief Executive Officer in his stead on November 4, 2003.

(2) Mr. Michael F.K. Mews resigned as our President and Chief Executive Officer and Mr. Maurizio Grande was appointed as President and Chief Executive Officer in his stead on February 20, 2002.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

Directors Compensation

We reimburse our directors for expenses incurred in connection with attending board meetings but did not pay director's fees or other cash compensation for services rendered as a director in the year March 31, 2003 or the year ended March 31, 2004.

We have no formal plan for compensating our directors for their service in their capacity as directors. We may grant to our directors in the future options to purchase shares of common stock as determined by our board of directors or a compensation committee which may be established in the future. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. The board of directors may award special remuneration to any director undertaking any special services on behalf of Tryx other than services ordinarily required of a director. Other than indicated in this prospectus, no director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments.

WHERE YOU CAN FIND MORE INFORMATION

We are not required to deliver an annual report to our security holders but will voluntarily send an annual report, together with our annual audited financial statements. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of Tryx, although material terms of material contracts are disclosed in this prospectus, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement at the SEC's public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Tryx Ventures Corp. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.

FINANCIAL STATEMENTS

Our financial statements are stated in Canadian Dollars and are prepared in conformity with generally accepted accounting principles of the United States.

The following Financial Statements pertaining to Tryx are filed as part of this Prospectus:
Name	Pages
Tryx Ventures Corp. (audited)
Independent Auditors' Report of Morgan & Company, Chartered Accountants, dated June 17, 2004	F-37
Balance Sheets as at March 31, 2004 and 2003	F-38
Statements of Operations for the years ended March 31, 2004,  2003 and for the period from inception December 23, 1999 to March 31, 2004	F-39
Statements of Cash Flows for the years ended March 31, 2004,  2003 and for the period from inception December 23, 1999 to March 31, 2004	F-40
Statement of Stockholders' Deficiency as at March 31, 2004	F-41
Notes to Financial Statements	F-42


TRYX VENTURES CORP.
(An Exploration Stage Company)

FINANCIAL STATEMENTS

MARCH 31, 2004 AND 2003
(Stated in Canadian Dollars)

MORGAN & COMPANY
CHARTERED ACCOUNTANTS

INDEPENDENT AUDITORS' REPORT

To the Directors and Stockholders of
Tryx Ventures Corp.
(An exploration stage company)

We have audited the accompanying balance sheets of Tryx Ventures Corp. (an exploration stage company) as at March 31, 2004 and 2003, and the statements of operations, cash flows, and stockholders' deficiency for the years ended March 31, 2004 and 2003, and for the cumulative period from December 23, 1999 (date of inception) to March 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well was evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at March 31, 2004 and 2003, and the results of its operations and cash flows, and changes in stockholders equity for the years ended March 31, 2004 and 2003, and for the cumulative period from December 23, 1999 (date of inception) to March 31, 2004 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred a net loss since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfill its development activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada	"Morgan & Company"
June 17, 2004	Chartered Accountants

Tel: (604) 687-5841 Fax: (604) 687-0075 www.morgan-cas.com	MEMBER OF ACPA INTERNATIONAL	P.O. Box 10007 Pacific Centre Suite 1488 - 700 West Georgia Street Vancouver, BC V7Y 1A1

TRYX VENTURES CORP.
(An Exploration Stage Company)

BALANCE SHEETS
(Stated in Canadian Dollars)

	MARCH 31
	2004	2003

ASSETS

Current
Cash	$10,224	$15,071
Goods and Services Tax recoverable	973	3,694

	$11,197	$18,765

LIABILITIES

Current
Accounts payable	$53,750	$37,889
Loan payable (Note 5)	21,000	-

	74,750	37,889

SHAREHOLDERS' DEFICIENCY

Share Capital
Authorized:
100,000,000 common shares without par value
100,000,000 Class "A" preferred shares with a par value of $1 each
Issued and outstanding:
3,004,700 common shares at March 31, 2004 and March 31, 2003	322,328	322,328

Deficit Accumulated During The Exploration Stage	(385,881)	(341,452)

	(63,553)	(19,124)

	$11,197	$18,765

See accompanying notes

TRYX VENTURES CORP.
(An Exploration Stage Company)

STATEMENTS OF OPERATIONS
(Stated in Canadian Dollars)

	YEAR ENDED MARCH 31		PERIOD FROM INCEPTION DECEMBER 23 1999 TO MARCH 31
	2004	2003	2004

Expenses
Exploration expenditures	$7,736	$-	$172,230
Consulting fees	-	-	5,000
Management fees	-	7,000	77,000
Office and sundry	946	891	2,104
Professional fees	26,186	36,341	76,887
Rent	9,000	9,000	38,250
Regulatory and transfer agent fees	561	18,221	18,782

	44,429	71,453	390,253
Less: Interest Income	-	-	(4,372)

Net Loss For The Period	$(44,429)	$(71,453)	$(385,881)

Basic And Diluted Loss Per Share	$(0.01)	$(0.03)

Weighted Average Number Of Shares Outstanding	3,004,700	2,049,547

See accompanying notes

TRYX VENTURES CORP.
(An Exploration Stage Company)

STATEMENTS OF CASH FLOWS
(Stated in Canadian Dollars)

	YEAR ENDED MARCH 31		PERIOD FROM INCEPTION DECEMBER 23 1999 TO MARCH 31
	2004	2003	2004

Cash Flows From Operating Activities
Net loss for the period	$(44,429)	$(71,453)	$(385,881)

Changes in non-cash working capital items:
Goods and Services Tax recoverable	2,721	(3,591)	(973)
Accounts payable	15,861	35,150	53,750

	(25,847)	(39,894)	(333,104)

Cash Flows From Financing Activities
Loan advance (repayment)	21,000	(10,000)	21,000
Issue of share capital	-	62,328	322,328

	21,000	52,328	343,328

Increase (Decrease) In Cash	(4,847)	12,434	10,224

Cash, Beginning Of Period	15,071	2,637	-

Cash, End Of Period	$10,224	$15,071	$10,224

Supplementary Cash Flow Information
Interest paid	$-	$-
Taxes paid	$-	$-

See accompanying notes

TRYX VENTURES CORP.
(An Exploration Stage Company)

STATEMENT OF STOCKHOLDERS' DEFICIENCY

MARCH 31, 2004
(Stated in Canadian Dollars)

	NUMBER OF COMMON SHARES	AMOUNT	SHARE SUBSCRIPTIONS RECEIVABLE	DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE	TOTAL

Balance, December 23, 1999 (Date of inception)	-	$-	$-	$-	$-

Shares issued for cash	607,000	151,750	(25,000)	-	126,750
Net loss	-	-	-	(33,376)	(33,376)

Balance, March 31, 2000	607,000	151,750	(25,000)	(33,376)	93,374

Shares issued for cash	270,000	67,500	25,0000	-	92,500
Net loss	-	-	-	(186,393)	(186,393)

Balance, March 31, 2001	877,000	219,250	-	(219,769)	(519)

Shares issued for cash	1,123,000	40,750	-	-	40,750
Net loss	-	-	-	(50,230)	(50,230)

Balance, March 31, 2002	2,000,000	260,000	-	(269,999)	(9,999)

Shares issued for cash	1,004,700	62,328	-	-	62,328
Net loss	-	-	-	(71,453)	(71,453)

Balance, March 31, 2003	3,004,700	322,328	-	(341,452)	(19,124)

Net loss	-	-	-	(44,429)	(44,429)

Balance, March 31, 2004	3,004,700	$322,328	$-	$(385,881)	$(63,553)

See accompanying notes

TRYX VENTURES CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2004 AND 2003
(Stated in Canadian Dollars)

1. NATURE OF BUSINESS AND CONTINUING OPERATIONS

Tryx Ventures Corp. ("the Company") was incorporated on December 23, 1999 under the laws of the Province of British Columbia, Canada. The Company's principal business activity is to acquire, explore and develop mineral properties and to ultimately seek earnings by exploring and developing the mineral claims. These financial statements are stated in Canadian dollars and the functional currency of the Company.

In 1999, the Company entered into an option agreement to acquire a 100% interest in twelve mineral claims in Ontario, Canada. The Company's principal business plan is to acquire, explore and develop mineral properties and to ultimately seek earnings by exploiting the mineral claims.

The Company has been in the exploration stage since its formation in 1999 and has not realized any revenues from its planned operations. The Company has not yet determined whether the property contains ore reserves that are economically recoverable. Upon location of a commercial mineable result, the Company will actively prepare the site for extraction and enter a development stage. The ability of the Company to emerge from the exploration stage with respect to its planned principal business activity is dependent upon successful efforts to raise additional equity financing and generate significant revenue. Since inception, the Company has funded operations through equity financing and loans. Management plans to seek additional capital through private placements and public offering of its common stock. There is no guarantee that the Company will be able to complete any of these objectives. These factors raise substantial doubt regarding the Company's ability to continue as a going concern.

As at March 31, 2004, the Company had a working capital deficit of $63,553. During the next twelve months, the Company intends to raise approximately $250,000 by equity financing.

These financial statements do not give effect to any adjustments which would be necessary should the Company be unable to continue as a going concern and, therefore, be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

TRYX VENTURES CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2004 AND 2003
(Stated in Canadian Dollars)

2. SIGNIFICANT ACCOUNTING POLICIES

a) Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses for the periods reported. Actual results could differ from these estimates.

b) Financial Instruments

The Company's financial instruments consist of cash, Goods and Services Tax recoverable, accounts payable and loan payable.

Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

c) Exploration and Development Costs

The Company has been in the exploration stage since its formation in December 1999 and has not yet realized any revenue from its planned operations. It is primarily engaged in the acquisition, exploration and development of mining properties. Mineral exploration costs are expensed as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units of production method over the estimated life of the probable reserve. Payments related to the acquisition of the land and mineral rights are capitalized as incurred.

d) Net Income (Loss) Per Share

The Company computes loss per share in accordance with SFAS No. 128 - "Earnings Per Share". Under the provisions of SFAS No. 128, basic loss per share is computed using the weighted average number of common stock outstanding during the periods. Diluted loss per share is computed using the weighted average number of common and potentially dilutive common stock outstanding during the period.

Diluted earnings per share excludes all dilutive potential shares if their effect is anti-dilutive. For all periods presented, the Company has no potential dilutive shares.

TRYX VENTURES CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2004 AND 2003
(Stated in Canadian Dollars)

2. SIGNIFICANT ACCOUNTING POLICIES (Continued)

e) Income Taxes

The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 109 - "Accounting for Income Taxes" (SFAS 109). This standard requires the use of the asset and liability approach for accounting and reporting on income taxes. Deferred tax assets and liabilities are recognized for the future consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. To the extent that it is not more likely than not that a deferred tax asset will be realized, a valuation allowance is provided.

f) Stock Based Compensation

The Company accounts for stock based employee and director compensation arrangements in accordance with provisions of Accounting Principles Board ("APB") Opinion No. 25 - "Accounting for Stock Issued to Employees", and related interpretations, and complies with the disclosure provisions of SFAS No. 123 - "Accounting for Stock Based Compensation". Under APB No. 25, compensation expense is based on the difference, if any, on the date the number of shares receivable is determined, between the estimated fair value of the Company's stock and the exercise price of options to purchase that stock. Stock based compensation arrangements for others are recorded at their fair value as the services are provided and the compensation earned.

TRYX VENTURES CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2004 AND 2003
(Stated in Canadian Dollars)

3. NEW ACCOUNTING PRONOUNCEMENTS

In April 2003, the FASB issued SFAS No. 149 - "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded on other contracts, and for hedging activities under Statement 133. This statement is effective for contracts entered into or modified after June 30, 2003. Management has evaluated the provisions of this statement and does not believe that is will have significant impact on the Company's financial statements.

In May 2003, the FASB issued SFAS No. 150 - "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This statement requires that an issuer classify financial instruments that are within its scope as a liability. Many of those instruments were classified as equity under previous guidance. Most of the guidance in SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise effective at the beginning of the first interim period beginning after June 15, 2003. Management has evaluated the provisions of this statement and does not believe that it has a material impact on the Company's financial statements.

4. INTEREST IN MINERAL CLAIMS

The Company has entered into an option agreement, as amended, to acquire a 100% interest, subject to a 3% net smelter return royalty, in twelve claims located in Briggs Township, Ontario. In order to exercise the option, the Company must incur exploration expenditures on the property of $100,000 by February 15, 2001, and a further $120,000 by February 15, 2005. In addition, the Company must make cash payments totalling $60,000 as follows:

a) $10,000 on execution of the option agreement;

b) $7,500 cash payment payable 30 days from the date the Company's common shares commence trading on a recognized stock exchange, with a further $7,500 cash payment payable 13 months after the date the Company's common shares commence trading on a recognized stock exchange;

c) $15,000 payable 12 months after payment required under (b) above is made; and

d) $20,000 cash payment payable 12 months after the payment required under (c) above is made.

At any time on, or before, the first anniversary following the commencement of commercial production on the property, the Company shall have the right to purchase, for $500,000 per 0.5% acquired, up to a maximum of 2.0% of the 3% net smelter return royalty attached to the property.

TRYX VENTURES CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2004 AND 2003
(Stated in Canadian Dollars)

5. LOAN PAYABLE

The loan is interest free, unsecured and repayable on demand.

6. SHARE CAPITAL

Of the Company's issued and outstanding common shares, 1,000,000 common shares are held in escrow to be released on a time basis, as to 10%, on the date the Company's shares commence trading on the TSX Venture Exchange, and 15% at the end of each six month period thereafter.

The Company has no stock option plan and has not granted any stock options.

7. INCOME TAXES

Income taxes for the years ended March 31, 2004 and 2003 differ from the amounts that would result from applying the statutory rate of 38% as follows:

	2004	2003

Net loss	$44,429	$71,453

Expected tax recovery	(16,883)	(27,152)
Unrecognized benefit of loss carryforwards	16,883	27,152

	$-	$-

Significant components of the Company's deferred tax assets based on statutory tax rates are as follows:

	2004	2003

Deferred tax assets:
Non-carryforwards	$84,161	$67,278
Valuation allowance	(84,161)	(67,278)

	$-	$-

The Company has provided a valuation allowance against its deferred tax asset that is in the development stage and it is more likely than not that these benefits will not be realized.

TRYX VENTURES CORP.
(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2004 AND 2003
(Stated in Canadian Dollars)

7. INCOME TAXES (Continued)

The Company has approximately $221,477 of loss carryforwards that expire as follows:

2007	$11,982
2008	43,383
2009	50,230
2010	71,453
2011	44,429

$221,477

8. RELATED PARTY TRANSACTIONS

During the year ended March 31, 2004, $Nil (2003 - $6,000) was paid to officers and a director for management of the Company's affairs.

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

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, 2004, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24 Indemnification of Directors and Officers.

Under our Articles, subject to the Company Act (British Columbia), we may indemnify every current or former director or officer of our company against all reasonable losses and expenses properly incurred, including any amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding by reason of his having served our company in such capacity if: (a) he acted honestly and in good faith, with a view to the best interests of our company; and (b) he had reasonable grounds for believing his conduct was lawful.

Our Articles further provide that we may, if permitted by law, indemnify any person who serves or has served as a director, officer, employee or agent of our company, or of any corporation of which our company is a shareholder. Further, we are authorized by our Articles to purchase and maintain insurance for the benefit of any person who is or was serving as a director, officer, employee or agent of our company or of any corporation of which we are a shareholder, against any liability which may be incurred by him in that capacity.

Under Section 128 of the Company Act (British Columbia), any indemnity provided by our company to the following persons is subject to court approval:

(a) a director, officer, former director or former officer of our company;

(b) a director, officer, former director or former officer of any corporation of which our company is or was a shareholder; and

(c) the heirs and personal representatives of any director or former director mentioned in paragraph (a) or (b).

We may indemnify such person against all reasonable costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which the person is made a party because of being or having been a director or officer, including an action brought by our company. Indemnification is only possible under Section 128 of the Company Act (British Columbia) if: (a) the person acted honestly and in good faith with a view to the best interests of the corporation of which the person is or was a director or officer; and (b) in the case of a criminal or administrative action or proceeding, the person had reasonable grounds for believing that the person's conduct was lawful.

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 25 Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling security holders. All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fees	$243
Printing and engraving expenses(1)	$5,000
Accounting fees and expenses(1)	$10,000
Legal fees and expenses(1)	$35,000
50
Transfer agent and registrar fees(1)	$5,000
Fees and expenses for qualification under state securities laws	$0
Miscellaneous(1)	$1,000
Total	$56,243

(1) We have estimated these amounts.

Item 26 Recent Sales of Unregistered Securities - Last Three Years.

Since inception we have accepted subscription agreements pursuant to which we sold the following shares of common stock, having no par value per share, to the following persons, on the dates and at the offering prices set forth below, for gross offering proceeds of approximately $232,266, pursuant to Regulation S of the Securities Act of 1933. These offers and sales were made in offshore transactions and no directed selling efforts were made in the United States. We relied on "Category 1" of Rule 903 as we only offered and sold such shares of common stock in overseas directed offerings, and at the commencement of the offerings, we reasonably believed that there was no substantial United States market interest in the shares of common stock offered and sold. The offering price for the offshore transactions was established on an arbitrary basis. None of the following persons are U.S. persons, as the term is defined under Regulation S and the sales of our common stock to the following persons were made in offshore transactions as the term is defined under Regulation S:
Name of Stockholder	Residency	Number of Shares Subscribed	Date of Issuance
Mauro Baessato	750 Friar Crescent North Vancouver, BC V5G 1M6	123,000 at $0.25 per share 375,000 at $0.01 per share	May 28, 2001
Alfredo De Lucrezia	1059 Ross Road North Vancouver, BC V7K 1C4	180,000 at $0.25 per share 50,000 at $0.25 per share 100,000 at $0.25 per share 60,000 at $0.25 per share	December 30, 1999 February 7, 2000 March 27, 2000 May 2, 2000
Douglas McGinn	15147 Royal Avenue White Rock, BC V6B 1M2	120,000 at $0.01 per share	December 30, 1999
Jean J. Plourde	1576 Errigal Place West Vancouver, BC V7S 3H1	250,000 at $0.01 per share	March 27, 2002
Pasquale Cusano	519 West King North Vancouver, BC	57,000 at $0.25 per share 80,000 at $0.25 per share	January 17, 2000 May 15, 2000
Claudia Cusano	338 Moyne Drive West Vancouver, BC V7S 1J5	20,000 at $0.25 per share 215,000 at $0.11 per share	June 2, 2000 March 13, 2003
Michael Mews	2320 - 130 Street Surrey, BC V4A 8Y3	375,000 at $0.01 per share	May 28, 2001
Elvira Stinghi	Via Niccolo D'Auzano, 79 Firenze, Italy	40,000 at $0.25 per share 20,000 at $0.25 per share 55,000 at $0.01 per share	June 19, 2000 November 8, 2000 March 13, 2003
Dwight Webb	321 Alberta Street New Westminster, BC V3L 3J4	100,000 at $0.25 per share	March 13, 2003
Stuart McPherson	3215 West 3rd Avenue Vancouver, BC V6K 1N5	50,000 at $0.25 per share	January 11, 2001
51
Marcella Cusano	519 West King North Vancouver, BC	235,000 at $0.11 per share	March 13, 2003
Pasco Pacific	5733 Victoria Drive Vancouver, BC V5P 3W5	200,000 at $0.01 per share	March 13, 2003
Paolo Stinghi	Via Niccolo D'Auzano, 79 Florence, Italy	295,000 at $0.01 per share	March 13, 2003
Holly Duncan	1115 Kilmer Road North Vancouver, BC V7K 1P9	100 at $1.00 per share	March 13, 2003
Francis Buys	1115 Kilmer Road North Vancouver, BC V7K 1P9	100 at $1.00 per share	March 13, 2003
Nancy Quinlan	3340 Westmount Road West Vancouver, BC V7V 3G6	100 at $1.00 per share	March 13, 2003
R. Barry Duncan	1002 - 739 Princess New Westminster, BC V3M 6V6	100 at $1.00 per share	March 13, 2003
Mary Duncan	1002 - 739 Princess New Westminster, BC V3M 6V6	100 at $1.00 per share	March 13, 2003
Marlene Duncan	115 Warrick Coquitlam, BC V3K 5L3	100 at $1.00 per share	March 13, 2003
Scott Duncan	115 Warrick Coquitlam, BC V3K 5L3	100 at $1.00 per share	March 13, 2003
James McPherson	205 - 20655 88th Avenue Langley, BC V1M 2M5	100 at $1.00 per share	March 13, 2003
Janice McPherson	205 - 20655 88th Avenue Langley, BC V1M 2M5	100 at $1.00 per share	March 13, 2003
Marie Cavak	23 -6111 Tiffany Boulevard Richmond, BC V7C 4Y7	100 at $1.00 per share	March 13, 2003
Mary E. Johnston	5659 McKinnon Street Vancouver, BC V5R 4C8	500 at $1.00 per share	March 13, 2003
Aaron Keay	10611 Westside Drive North Delta, BC V4C 1R5	100 at $1.00 per share	March 13, 2003
Michael Veinot	6207 Vine Street Vancouver, BC V6M 4A7	100 at $1.00 per share	March 13, 2003
R.D. Scott Simser	6207 Vine Street Vancouver, BC V6M 4A7	100 at $1.00 per share	March 13, 2003
Toni Vodola	2309 Alder Street Vancouver, BC V6H 2S1	100 at $1.00 per share	March 13, 2003
Holly Duncan ITF Case Buys	1115 Kilmer Road North Vancouver, BC V7K 1P9	100 at $1.00 per share	March 13, 2003
T.A. Walker	1 - 257 East 8th Street North Vancouver, BC V7L 1Y9	100 at $1.00 per share	March 13, 2003
Hugh R. McPherson	1660 - 53A Street Delta, BC V4M 3G4	100 at $1.00 per share	March 13, 2003
52
Carol A. McPherson	1660 - 53A Street Delta, BC V4M 3G4	100 at $1.00 per share	March 13, 2003
Henry Starek	4300 West 9th Avenue Vancouver, BC V6R 2C7	100 at $1.00 per share	March 13, 2003
Sheila Starek	4300 West 9th Avenue Vancouver, BC V6R 2C7	100 at $1.00 per share	March 13, 2003
Janice Morrice	636 East 47th Avenue Vancouver, BC V5W 2B4	100 at $1.00 per share	March 13, 2003
Bradley Morrice	636 East 47th Avenue Vancouver, BC V5W 2B4	100 at $1.00 per share	March 13, 2003
Darren Starek	#205 - 2045 Barclay Street Vancouver, BC V6G 1L6	100 at $1.00 per share	March 13, 2003
Wendy Clayford	#205 - 2045 Barclay Street Vancouver, BC V6G 1L6	100 at $1.00 per share	March 13, 2003
Nicole Swisher	68 - 15 Forest Park Way Port Moody, BC V3H 5G7	100 at $1.00 per share	March 13, 2003
Anna Macera	7995 Reigate Road Burnaby, BC V5E 4G5	150 at $1.00 per share	March 13, 2003
Kerry Le Gree	1310 Lawson Avenue West Vancouver, BC V7T 2E7	100 at $1.00 per share	March 13, 2003
Bill Mitchell	1310 Lawson Avenue West Vancouver, BC V7T 2E7	100 at $1.00 per share	March 13, 2003
Gregory Charalambous	3265 Mathers Avenue West Vancouver, BC V7V 2K5	300 at $1.00 per share	March 13, 2003
Valerie L. Charalambous	3265 Mathers Avenue West Vancouver, BC V7V 2K5	200 at $1.00 per share	March 13, 2003
Tania Charalambous	3265 Mathers Avenue West Vancouver, BC V7V 2K5	100 at $1.00 per share	March 13, 2003
Eleonora Grande	6502 Pinehurst Drive Vancouver, BC V5X 4P1	150 at $1.00 per share	March 13, 2003
Valentina Grande	6502 Pinehurst Drive Vancouver, BC V5X 4P1	100 at $1.00 per share	March 13, 2003
Mariarosa Grande	6502 Pinehurst Drive Vancouver, BC V5X 4P1	100 at $1.00 per share	March 13, 2003
Ian Connell	332 Oxford Drive Port Moody, BC V3H 1T2	100 at $1.00 per share	March 13, 2003
Pat Connell	332 Oxford Drive Port Moody, BC V3H 1T2	100 at $1.00 per share	March 13, 2003
Jonathon Swisher	368 - 15 Forest Park Way Port Moody, BC V3H 5G7	100 at $1.00 per share	March 13, 2003
Julian Carson	#412 - 260 Newport Drive Port Moody, BC V3H 5C6	100 at $1.00 per share	March 13, 2003

Item 27 Exhibits.

The following Exhibits are filed with this Prospectus:
Exhibit Number	Description
3.1	Memorandum dated December 23, 1999
3.2.	Articles of Incorporation dated December 23, 1999
4.1	Specimen ordinary share certificate
5.1	Opinion of Clark, Wilson regarding the legality of the securities being registered
10.1	Property Option Agreement, dated February 15, 2000, between Tryx Ventures, Gino Chitaroni, Brian Youngs and Tom Von Cardinal
10.2	Amended Property Option Agreement, dated February 15, 2002
10.3	Second Amended Property Option Agreement, dated July 25, 2003
10.4	Third Amended Property Option Agreement, dated February 15, 2004
23.1	Consent of John Poloni, P. Eng
23.2	Consent of Morgan & Company
23.3	Consent of Blackstone Development Inc.
23.4	Consent of Quantec Geoscience Inc.
23.5	Consent of Meegwich Inc.
24.1	Power of Attorney (contained on the signature pages of this registration statement)
99.1	Property Report prepared by John Poloni, P. Eng, dated June 22, 2001

Item 28 Undertakings.

The undersigned Company hereby undertakes that it will:

(1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:

(a) any prospectus required by Section 10(a)(3) of the Securities Act;

(b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

(2) for the purpose of determining any liability under the Securities Act, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Tryx pursuant to the foregoing provisions, or otherwise, Tryx has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by Tryx of expenses incurred or paid by a director, officer or controlling person of Tryx in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, Tryx will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia on July 12, 2004.

TRYX VENTURES CORP.
a British Columbia corporation

/s/ Alessandra Bordon
___________________________________
By: Alessandra Bordon, President and CEO
(Principal Executive Officer)

/s/ Franco Perrotta
___________________________________
By: Franco Perrotta, CFO
(Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Alessandra Bordon as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signatures

/s/ Alessandra Bordon
_________________________________________
Alessandra Bordon, President, CEO and Director
(Principal Executive Officer)
July 12, 2004

/s/ Franco Perrottta
_________________________________________
Franco Perrotta, CFO and Director
(Principal Financial Officer)
July 12,  2004

/s/ Michael Hu
_________________________________________
Michael Hu, Director
July 12,  2004

/s/ Jeff Poloni
_________________________________________
Jeff Poloni, Director
July 12, 2004